Exhibit 99.1

Press Release	Source: Deltagen, Inc.

Deltagen Board Member Resignations

REDWOOD CITY, Calif., June 13 — Deltagen, Inc. (Nasdaq: DGEN) today announced that two of its board members, Dr. Philippe O. Chambon, General Partner of The Sprout Group, and F. Noel Perry, Managing Director at Baccharis Capital, have resigned from the Company’s board of directors effective immediately. These former directors represent two of the three bridge loan lenders. The third bridge loan lender does not currently have a representative on the board of directors at Deltagen, Inc.